Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Ronald Kisling, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899, 530.265.9699 fax	408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com	email: rkisling@nanometrics.com
Nanometrics Reports Fourth Quarter and Full Year 2012 Financial Results

MILPITAS, Calif., February 4, 2013 - Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its fourth quarter and full year ended December 29, 2012.

Fourth Quarter Highlights

•	Increased penetration at major foundry customers, which together comprised 26% of product sales;

•	Adoption of our Atlas® optical critical dimension (OCD) metrology at multiple customers for development and pilot line production of 3D memory devices;

•	New tool-of-record selections of the UniFire system for advanced wafer scale packaging applications at multiple foundry and memory customers;

•	Multiple Spark and UniFire systems placed for advanced lithography cluster control for inspection and metrology; and

•	$3.5 million in stock repurchases of 250,000 shares.

GAAP Results

	Q4 2012	Q3 2012	Q4 2011	FY 2012	FY2011

Revenues	$30,270	$43,938	$45,277	$182,881	$230,061

Gross Profit	$11,951	$22,152	$20,710	$83,928	$122,101

Income (Loss) from Operations	$(6,538)	$3,614	$(528)	$5,478	$45,766

Net Income (Loss)	$(3,647)	$1,903	$(532)	$4,465	$28,685

Earnings (Loss) per Diluted Share	$(0.16)	$0.08	$(0.02)	$0.19	$1.22

Non-GAAP Results

	Q4 2012	Q3 2012	Q4 2011	FY 2012	FY2011

Gross Profit	$12,597	$22,781	$21,120	$86,477	$123,178

Income loss from Operations	$(5,696)	$4,436	$3,815	$8,803	$51,927

Net Income (Loss)	$(3,112)	$2,425	$2,315	$5,276	$32,695

Earnings (Loss) per Diluted Share	$(0.13)	$0.10	$0.10	$0.22	$1.39

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of our website. Non-GAAP results for all periods presented exclude the impact of amortization of acquired intangible assets.

Commenting on the company's results, president and chief executive officer Dr. Timothy J. Stultz said, “In 2012 we focused on and accomplished several important objectives. We shipped and recognized revenue on our first 450mm Atlas systems, significantly increased our penetration of the foundry segment, continued to expand our installed base of UniFire systems across multiple leading customers, achieved initial penetration of the Spark system into several sites, and strengthened our position at every one of our key strategic customer accounts.

"While our year-on-year decline in revenues was primarily driven by the decline in memory spending and weakness in the LED and bare wafer silicon end markets, we did achieve significant growth in revenues to foundry customers and we had another strong year of Atlas OCD sales. Our focus today is investing in the future growth of the company with leading-edge products developed in close collaboration with the largest device manufacturers in the world. While industry conditions remain soft in the near term, we currently see encouraging signs for a substantial improvement in industry spending plans for the second half of 2013. We believe the investments we are making today will drive incremental revenue growth and allow us to outperform the industry when spending recovers."

Fourth Quarter 2012 Summary
Revenues for the fourth quarter of 2012 were $30.3 million, down 31% from $43.9 million in the third quarter and down 33% from $45.3 million in the fourth quarter of 2011. Gross margin was 39.5% compared to 50.4% in the prior quarter and 45.7% in the year-

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

ago period. The operating loss was $6.5 million compared to operating income of $3.6 million in the prior quarter and an operating loss of $0.5 million in the year-ago period. The net loss was $3.6 million or $0.16 per share, compared to net income of $1.9 million or $0.08 per diluted share in the prior quarter and a net loss of $0.5 million or $0.02 per share in the fourth quarter of 2011.

On a non-GAAP basis, which excludes the impact of amortization of acquired intangible assets and certain other items, gross margin was 41.6% compared to 51.8% in the prior quarter and 46.6% in the year-ago period. The decline in gross margin was primarily driven by lower factory utilization as well as an increase in warranty and other manufacturing costs. The non-GAAP operating loss was $5.7 million, compared to non-GAAP operating income of $4.4 million in the prior quarter and $3.8 million in the fourth quarter of 2011. The non-GAAP net loss was $3.1 million or $0.13 per share, compared to non-GAAP net income of $2.4 million or $0.10 per diluted share in the prior quarter and $2.3 million or $0.10 per diluted share in the third quarter of 2011.

Full Year 2012 Summary
Revenues were $182.9 million, down 21% from a record $230.1 million in 2011. Gross margin declined to 45.9% from 53.1%, and operating income was $5.5 million compared to $45.8 million in 2011. Net income was $4.5 million or $0.19 per share, compared to $28.7 million or $1.22 per diluted share in 2011.

On a non-GAAP basis, gross margin declined to 47.3% from 53.5%, and operating income was $8.8 million compared to $51.9 million in 2011. Non-GAAP net income was $5.3 million or $0.22 per diluted share, compared to $32.7 million or $1.39 per diluted share in 2011.
Balance Sheet Strength
At December 29, 2012, Nanometrics had $109.9 million in cash, cash equivalents and marketable securities and $159.4 million in working capital. Stockholders' equity, excluding intangible assets, was $194.2 million, or $8.35 per share based on 23.3 million shares outstanding at year end.
Business Outlook
Management forecasts continued declines in spending by its largest customers in the first quarter of 2013, with total revenues expected to be in the range of $24 to $28 million. Management expects GAAP gross margin in the range of 34% to 41%, non-GAAP gross margin in the range of 35% to 42%, and operating expenses to increase between $2.0 and $3.1 million from the fourth quarter. The expected increase in operating expenses is primarily due to incremental R&D and applications investments in support of customer engagements at leading edge device nodes. Management expects the first quarter GAAP net loss to be in the range of $0.27 to $0.35 per share and the non-GAAP net loss to be in the range of $0.25 to $0.33 per share.
Conference Call Details
A conference call to discuss fourth quarter and full year 2012 results will be held today at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, operating income, net income and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments, restructuring charges, legal settlements, certain discrete tax items and the impact of the timing of the approval of elections related to tax treatment of certain foreign subsidiaries, and other unusual and infrequent items to evaluate the company's ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor's ability to view the company's results from management's perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors, high-brightness LEDs, data storage devices and solar photovoltaics. Nanometrics' automated and integrated systems address numerous process control applications, including critical dimension and film thickness measurement, device topography, defect inspection, overlay registration, and analysis of various other film properties such as optical, electrical and material characteristics. The company's process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics' systems enable device manufacturers to improve yields, increase productivity and lower their manufacturing costs. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics' website is http://www.nanometrics.com.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Forward Looking Statements
This press release contains forward-looking statements including, but not limited to, statements included in the quotation from management and statements included in the business outlook section, such as the statements regarding future revenue, margins, profitability, opportunities, areas of market growth, customer demand and product adoption. These forward-looking statements may also be identified by words such as “expect,” “anticipate,” “believe,” “estimate,” “forecasts,” “plan,” “predict,” “see,” “view,” and similar terms. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including economic conditions, levels of industry spending, shifts in the timing of customer orders and product shipments, market adoption rates, changes in product mix, our ability to implement supply cost reductions, and increased operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	As of Dec 29,	As of Dec 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$62,915	$97,699
Marketable securities	46,993	—
Accounts receivable, net of allowances of $82 and $117, respectively	21,388	29,289
Inventories	39,659	52,260
Inventories-delivered systems	2,274	1,637
Prepaid expenses and other	7,492	8,119
Deferred income tax assets	8,593	12,406
Total current assets	189,314	201,410

Property, plant and equipment, net	43,213	35,521
Goodwill	11,352	11,990
Intangible assets, net	10,980	14,394
Deferred income tax assets, non-current	3,671	2,864
Other assets	924	1,042
Total assets	$259,454	$267,221

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,398	$7,975
Accrued payroll and related expenses	5,897	8,837
Deferred revenue	8,485	5,788
Other current liabilities	7,822	16,709
Income taxes payable	424	707
Current portion of debt obligations	928	765
Total current liabilities	29,954	40,781

Deferred revenue, non-current	4,307	4,547
Income taxes payable, non-current	2,135	2,401
Other non - current liabilities	2,140	2,813
Debt obligations, net of current portion	4,374	6,687
Total liabilities	42,910	57,229

Stockholders’ equity:
Common stock, $0.001 par value, 47,000,000 shares
authorized; 23,250,429 and 23,182,771, respectively,
issued and outstanding	23	23
Additional paid-in capital	239,099	236,735
Accumulated deficit	(23,850)	(28,315)
Accumulated other comprehensive income	1,272	1,549
Total stockholders’ equity	216,544	209,992
Total liabilities and stockholders’ equity	$259,454	$267,221

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	Dec 29,	Dec 31,	Dec 29,	Dec 31,
	2012	2011	2012	2011
Net revenues:
Products	$22,099	$36,725	$143,827	$194,774
Service	8,171	8,552	39,054	35,287
Total net revenues	30,270	45,277	182,881	230,061

Costs of net revenues:
Cost of products	12,654	19,717	75,878	88,579
Cost of service	5,019	4,440	20,526	18,304
Amortization of intangible assets	646	410	2,549	1,077
Total costs of net revenues	18,319	24,567	98,953	107,960
Gross profit	11,951	20,710	83,928	122,101

Operating expenses:
Research and development	7,289	5,978	29,585	23,290
Selling	5,897	6,461	26,457	27,019
General and administrative	5,107	6,143	21,632	22,901
Amortization of intangible assets	196	156	776	625
Legal settlement	—	2,500	—	2,500
Total operating expenses	18,489	21,238	78,450	76,335
Income (loss) from operations	(6,538)	(528)	5,478	45,766

Other income (expense):
Interest income	20	49	133	220
Interest expense	(245)	(326)	(1,040)	(1,336)
Other, net	393	83	48	(66)
Total other income (expense), net	168	(194)	(859)	(1,182)

Income (loss) before income taxes	(6,370)	(722)	4,619	44,584
Provision (benefit) for income taxes	(2,723)	(190)	154	15,899
Net income (loss)	$(3,647)	$(532)	$4,465	$28,685

Net income (loss) per share:
Basic	$(0.16)	$(0.02)	$0.19	$1.26
Diluted	$(0.16)	$(0.02)	$0.19	$1.22

Shares used in per share calculation:
Basic	23,408	23,074	23,358	22,743
Diluted	23,408	23,074	23,845	23,480

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve-month Period Ended
	Dec 29, 2012	Dec 31, 2011
Cash flows from operating activities:
Net income	$4,465	$28,685
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	9,811	6,488
Stock-based compensation	5,890	4,473
Excess tax benefit from equity awards	(910)	(3,915)
Loss on disposal of fixed assets	303	113
Inventory write down	1,845	1,916
Deferred taxes	2,752	3,770
Change in the fair value of contingent payments to Zygo Corporation	327	413
Changes in assets and liabilities:
Accounts receivable	7,733	16,172
Inventories	1,383	(12,169)
Inventories-delivered systems	(758)	446
Prepaid expenses and other	1,114	(4,747)
Accounts payable, accrued and other liabilities	(13,538)	4,241
Deferred revenue	2,472	3,088
Income taxes payable	346	5,054
Net cash provided by operations	23,235	54,028

Cash flows from investing activities:
Purchase of Nanda's net assets, net of cash received	—	(23,912)
Escrow payment received related to acquisition of Nanda	508	—
Sales of marketable securities	3,000	—
Maturities of marketable securities	8,336	—
Purchases of marketable securities	(58,647)	—
Purchase of property, plant and equipment	(4,990)	(2,755)
Net cash used in investing activities	(51,793)	(26,667)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(300)	(432)
Repayments of debt obligations	(2,211)	(2,571)
Proceeds from sale of shares under the employee stock option and purchase plans	4,686	7,186
Excess tax benefit from equity awards	910	3,915
Taxes paid on net issuance of stock awards	(617)	(126)
Repurchase of common stock	(8,504)	(4,257)
Net cash provided by (used in) financing activities	(6,036)	3,715
Effect of exchange rate changes on cash and cash equivalents	(190)	163
Net increase (decrease) in cash and cash equivalents	(34,784)	31,239
Cash and cash equivalents, beginning of period	97,699	66,460
Cash and cash equivalents, end of period	$62,915	$97,699

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 29,	Sep 29,	Dec 31,	Dec 29,		Dec 31,
	2012	2012	2011	2012		2011
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$11,951	$22,152	$20,710	$83,928		$122,101
Non-GAAP adjustments:
Amortization of intangible assets	646	629	410	2,549		1,077
Non-GAAP gross profit	$12,597	$22,781	$21,120	$86,477		$123,178

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
GAAP operating income (loss)	$(6,538)	$3,614	$(528)	$5,478		$45,766
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	646	629	410	2,549		1,077
Amortization of intangible assets included in operating expenses	196	193	156	776		625
Acquisition-related charges	—	—	1,277	—		1,959
Legal settlement	—	—	2,500	—		2,500
Total non-GAAP adjustments to operating income	842	822	4,343	3,325		6,161
Non-GAAP operating income (loss)	$(5,696)	$4,436	$3,815	$8,803		$51,927

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
GAAP net income (loss)	$(3,647)	$1,903	$(532)	$4,465		$28,685
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	842	822	4,343	3,325		6,161
Income tax effect of non-GAAP adjustments	(307)	(300)	(1,496)	(1,214)		(2,151)
Discrete tax adjustment	—	—	—	(1,300)	(a)	—
Non-GAAP net income (loss)	$(3,112)	$2,425	$2,315	$5,276		$32,695

GAAP net income (loss) per diluted share	$(0.16)	$0.08	$(0.02)	$0.19		$1.22

Non-GAAP net income (loss) per diluted share	$(0.13)	$0.10	$0.10	$0.22		$1.39

Shares used in diluted income per share calculation	23,408	23,760	23,687	23,845		23,480

(a) Reflects the tax benefit for certain first quarter foreign losses related to entity classification elections that were approved by the IRS in the second quarter. The tax benefit of these first quarter losses was recorded as a decrease to the second quarter tax provision on a GAAP basis. The discrete tax adjustment for the second quarter also excludes the one-time benefit associated with the recognition of deferred tax assets related to the entity classification elections, resulting in a combined first and second quarter Non-GAAP tax rate of approximately 36.5%.